EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of NB Bancorp, Inc. of our report dated June 9, 2023 with respect to the consolidated financial statements of NB Financial, MHC and Subsidiary (the “Company”) as of and for the year ending December 31, 2022, appearing in the Company’s Prospectus included in the Registration Statement on Form S-1 (File No. 333-272567).

/s/ Elliott Davis, LLC

Columbia, South Carolina
December 27, 2023